Exhibit 5.1

DLA Piper LLP (US)
500 Eight Street, NW
Washington, DC 20004 www.dlapiper.com
T 202.799.4184
F 202.799.5000
December 29, 2025
Philip Morris International Inc.
677 Washington Blvd, Ste. 1100
Stamford, CT 06901
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We serve as counsel to Philip Morris International Inc., a Virginia corporation (the “Company”), and have been requested to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to 500,000 shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”) and an indeterminate amount of plan interests for eligible employees that may be issued pursuant to the Swedish Match North American Salaried Profit Sharing Plan (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	Amended and Restated Articles of Incorporation of Philip Morris International Inc. (in the form attached to the Secretary’s Certificate (as defined below));

(b)	Amended and Restated By-Laws of Philip Morris International Inc. (the “By-laws”) (in the form attached to the Secretary’s Certificate);

(c)	resolutions adopted by the Board of Directors of the Company approving the offering of Shares as an investment option in the Plan, the authorization and approval of the preparation and filing of the Registration Statement, and the issuance of the Shares (in the form attached to the Secretary’s Certificate);
(d)	the Registration Statement;
(e)	the Plan;

(f)	a good standing certificate for the Company, dated as of the date hereof, issued by the Virginia State Corporation Commission; and

Philip Morris International, Inc.
December 29, 2025

(g)	a certificate executed by the Secretary of the Company (the “Secretary’s Certificate”), dated as of the date hereof, as to certain factual matters therein.
In rendering the opinion set forth below, we have assumed, without independent investigation, the following:
(1)Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.
(2)Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
(3)All Documents submitted to us as originals are authentic and complete. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine and valid (including, without limitation, signatures via DocuSign or other electronic technology, stamp, typewritten, conformed or other type of signature). All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents by action or omission of the parties or otherwise.
Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in accordance with the terms of the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of any required payment for the Shares, the Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)	This opinion letter is based as to matters of law solely on the applicable provisions of the Virginia Stock Corporation Act, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

(c)	We do not express any opinion herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction.

(d)	We have assumed that the issuance of the Shares, together with any other shares of Common Stock then outstanding, will not cause the Company to issue shares of Common Stock in excess of the number of such shares then authorized under its Amended and Restated Certificate of Incorporation. The Company has represented to us, and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved stock a sufficient number of shares of Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan. We have also

Philip Morris International, Inc.
December 29, 2025

assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Plan.

(e)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)